Exhibit 3.1C

                                 [LOGO OMITTED]



I certify the attached is a true an correct copy of the Certificate of Domestication and Articles of Incorporation for QUEST NET CORP., filed on December 28, 1998 effective November 28, 1995, as shown by the records of this office.



The document number of this corporation is P98000107182.


[SEAL OMITTED]

CR2EO22 (2-95)



                                       Given under my hand and the
                                    Great Seal of the State of Florida
                                  at Tallahassee, the Capitol, this the
                                   Twenty-eighth day of December, 1998



                                       /s/ Sandra B. Mortham
                                       ---------------------
                                       Sandra B. Mortham
                                       Secretary of State

                            ARTICLES OF INCORPORATION
                                       OF
                                 QUEST NET CORP.



                                 Article I Name
                 The name of this corporation is Quest Net Corp.



                          Article II Principal Address
                          2999 NE 191 Street Suite 1008
                             Aventura, Florida 33180



                            Article III Commencement
This corporation shall commence on the date of the filing of these Articles.



                               Article IV Purpose
This corporation is organized for the purpose of transacting any or all lawful business.



                             Article V Capital Stock
This corporation is authorized to issue 50,000,000 shares of, $.0001 par value, common stock and 5,000,000 shares of, $.0001 Par value, Preferred Stock, the rights and preferences of which shall be established by the corporation's Board of Directors.



                Article VI - Initial Registered Office and Agent
The street address of the initial registered office of this corporation is 2999 NE 191 Street, Suite 1008, Aventura, 33180 Florida and the name and address of the initial registered agent is Robert Leff, Esq., 2999 NE 191 Street, Suite 1008, Aventura, 33180, Florida.



                         Article VII Board of Directors
The number of directors shall be established by the bylaws and may be either increased or diminished from time to time as provided in the bylaws.



                           Article VIII - Incorporator
The name and address of the person signing these articles is:


     Robert Leff
     2999 NE 191 Street, Suite 1008
     Aventura Florida 33180

                               Article IX - Bylaws
The power to adopt, alter, amend or repeal bylaws shall be vested in the board of directors.



                           Article X - Indemnification
Subject to the qualifications contained in Section 607.0850, Florida Statutes, the corporation shall indemnify its officers and directors and former officers and directors against expenses (including attorneys fees), judgements, fines and amounts paid in settlement arising out of his or her services as an officer or director of the corporation.



                             Article XI - Amendment
The corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.



                    Article XII - Affiliated Transactions
This corporation elects not to be subject to the provisions of Section 607.0901, Florida Statutes, regarding affiliated transactions.



                    Article XIII - Control-Share Acquisitions
This corporation elects not to be subject to the provisions of Section 607.0902, Florida Statutes, regarding control-share acquisitions.



                        Article XIV - Preemptive Rights
The Shareholders of the corporation shall have no preemptive rights.



         IN WITNESS WHEREOF, the undersigned incorporator has executed these article of incorporation this 23rd day of December 1998.


                                                   /s/ Robert Leff
                                                   -----------------------------
                                                   Robert Leff, Incorporator

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS
         WITHIN FLORIDA, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


         IN COMPLIANCE WITH SECTION 48.091 FLORIDA STATUTES, THE FOLLOWING IS
SUBMITTED:



FIRST-THAT                     QUEST NET CORP.



DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF FLORIDA, WITH ITS PRINCIPAL PLACE OF BUSINESS AT THE CITY OF AVENTURA, STATE OF FLORIDA, HAS NAMED ROBERT LEFF LOCATED AT 2999 NE 191 STREET SUITE 1008, AVENTURA, 33180, FLORIDA, STATE OF FLORIDA, AS ITS AGENT TO ACCEPT SERVICE OF PROCESS WITHIN FLORIDA.

                                            SIGNATURE: /s/ Robert Leff
                                                       ------------------------
                                                       Robert Leff
                                            TITLE:     President/Incorporator
                                            DATE:      12/23/98


         HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.

                                            SIGNATURE: /s/ Robert Leff
                                                       ------------------------
                                                       Robert Leff

                                            DATE:      12/29/98

                                            ------------------------
                                            FOR OFFICE USE ONLY  009
                                            ILLEGIBLE
                                            ILLEGIBLE
                                            ILLEGIBLE
                                            19981231439 M
                                            $ 10.00
                                            SECRETARY OF STATE
                                            12-30-1998 13:41:00
                                            ------------------------



                           Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

MUST BE TYPED
FILING FEE: $10.00
MUST SUBMIT TWO COPIES



Please include a typed
self-addressed envelope


                             ARTICLES OF DISSOLUTION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Dissolution for the purpose of dissolving the corporation.

FIRST:    The name of the corporation is Quest Net Corp
                                        ----------------------------------------

          ----------------------------------------------------------------------

SECOND:   The corporation's  principal office is 2740 E. Oakland Park Blvd #206
                                                  ------------------------------

          Ft. Lauderdale, FL 33306
          ----------------------------------------------------------------------
                                                  (Include City, State, Zip)

          or, if there is no principal office, the address to which service of process may be mailed.

THIRD: The following trade names on file in the office of the Secretary of State are hereby canceled:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

FOURTH:   Date dissolution was authorized 12-23, 1998
                                          -----  ----

FIFTH: Dissolution was authorized by: Directors [X] Shareholders [] Incorporators []

SIXTH: The number of shares voted for the dissolution by each voting group was sufficient for approval.

                                                --------------------------------
                                      Signature ILLEGIBLE
                                                --------------------------------
                                      Title     Chairman & C.E.O.
                                                --------------------------------


Delayed Effective Date
                      ------------------

The name of the corporation after the effective date of dissolution shall be

___________________________________________________, a dissolved Colorado
Corporation, 19___.

Revised 7/95

       Florida Department of State, Sandra B. Mortham, Secretary of State

                          CERTIFICATE OF DOMESTICATION


The undersigned, Robert B. Leff,               Presient
                 --------------------------------------------------------------,
                    (Name)                       (Title)
of Quest Net Corp                                  a foreign Corporation,
   -----------------------------------------------
         (Corporation Name)

in accordance with Florida Statutes, section 607.1801 does hereby certify.

1. The date on which corporation was first formed was November 28, 1995.
                                                      ------------------

2. The jurisdiction where the above named corporations was first formed, incorporated, or otherwise came into being was the State of Colorado.
                                                  ----------------------
3. The name of the corporation immediately prior to the filing of this Certificate of Domestication was Quest Net Corp.
                                      ------------------------------------------
4. The name of the Corporation, as set forth in its articles of incorporation, to be filed pursuant to ss. 607.0202 and 607.0401 with this certificate is Quest Net Corp.
   -----------------------------------------------------------------------------

   ----------------------------------------------------------------------------.

5. The jurisdiction that constituted the seat, siege, social principal place of business or central administration of the corporation, or any other equivalent thereto under applicable law immediately prior to the filing of the Certificate of Domestication was the State of Florida
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

I am Robert Leff, of Quest Net Corp.
     -----------     -----------------------------------------------------------
and am authorized to sign this certificate of Domestication on behalf of the corporation and have done so this the 18 day of December 1998.
                                      --        --------   ---


                                                   /s/ Robert Leff
                                                   -----------------------------
                                                   (Authorized Signature)

                                      Filing Fee:
Certificate of Domestication                       $50.00
Articles of Incorporation and Certified Copy        78.75
Total to domesticate and file                      ------